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                           EXHIBIT (99)(a)
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PROXY

                   SPECIAL MEETING OF SHAREHOLDERS
                    FIRST NATIONAL BANK IN PAMPA

                         ____________, 1995

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE
ASSOCIATION


     The undersigned shareholder of First National Bank in Pampa, a national banking association ("First National"), hereby appoints Don R. Lane, and W. Wesley Green (the "Proxies"), and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of First National that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of First National, 100 North Cuyler Street, Pampa, Texas 79066, on ____________, 1995, at 2:00 p.m. local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

     Proposal to approve an Agreement and Plan of Merger, dated November 14, 1994, by and between Boatmen's First National Bank of Amarillo, a national banking association, and First National, and joined in by Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and Boatmen's Texas, Inc., a Missouri corporation and wholly-owned subsidiary of Boatmen's

     ______ FOR            ______ AGAINST     ______ ABSTAIN

     Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

     ______ FOR            ______ AGAINST     ______ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE.  IF NO
SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE
PROPOSALS DESCRIBED ABOVE.

Dated _________________, 1995

                                  ----------------------------------------
                                  Please insert date of signing.
                                  Sign exactly as name appears at
                                  left.  Where stock is issued in
                                  two or more names, all should
                                  sign.  If signing as attorney,
                                  administrator, executor, trustee
                                  or guardian, give full title as
                                  such.  A corporation should sign
                                  by an authorized officer and
                                  affix seal.